EXHIBIT 10.12

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made as of the 30th day of March, 2021, by Edible Garden AG Incorporated, a Wyoming corporation, with its principal office at 283 County Rd 519 Belvidere, NJ 07823 (the “Debtor”), and Quasar Capital Partners, LLC, with its principal office at 9330 LBJ Frwy. Suite 943B, Dallas, Texas 75243 (including any successors and assigns, the “Secured Party”).

Recitals

A. Secured Party and Debtor have entered into an Accounts Receivable Purchasing Agreement (the “ARPA”) of substantially even date herewith (the “ARPA”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the ARPA.

B. The ARPA contemplates that Debtor will sell and assign to Secured Party as absolute owner, with full recourse, certain accounts receivable that are defined in the ARPA as the “Purchased Accounts.” This Security Agreement is delivered by Debtor to secure the Debtor’s Obligations arising under the ARPA; provided, however, that the Purchased Accounts are the sole property of the Secured Party, and as such, shall not constitute Collateral hereunder until such time (if any) as they are repurchased by Debtor pursuant to the ARPA.

NOW THEREFORE, in consideration and furtherance of the foregoing, the Debtors hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

(a) The term “Obligor” shall mean Debtor.

(b) The term “Code” shall mean the Uniform Commercial Code as in effect in the State of Texas (or, if this Agreement is governed by the law of another state, such other state) on the date of this Agreement, or as it may hereafter be amended from time to time.

(c) The term “Collateral” shall mean all of the personal property of Debtor as set forth below (as indicated), wherever located, and now owned or hereafter acquired:

(i) All “accounts”, as defined in the Code (including health-care-insurance receivables), together with any and all books of account, customer lists and other records relating in any way to the foregoing (including, without limitation, computer software, whether on tape, disk, card, strip, cartridge or any other form), and in any case where an account arises from the sale of goods, the interest of Debtor in such goods.

(ii) All “inventory” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(iii) All “chattel paper” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

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(iv) All “instruments” as defined in the Code (including promissory notes), and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(v) All “letter of credit rights” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(vi) All “payment intangibles” as defined in the Code, and all records relating in any way to the foregoing, including all contract rights or rights to the payment of money, insurance claims and proceeds, and any statutory lien rights of Debtor with respect to work or services furnished by Debtor under any Account, including Debtor’s statutory rights under the mechanic lien laws of any applicable state;

(vii) All “commercial tort claims” as defined in the Code, and all records relating in any way to the foregoing;

(viii) All “supporting obligations” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form); and

(ix) Property held by Secured Party on behalf of Debtor, including, without limitation, funds held in the Reserve Account (as defined in the ARPA).

The term Collateral, as used herein, shall also include all products and proceeds of all of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, securities, guaranties or monies of Debtor which may at any time come into the possession of Secured Party. The designation of proceeds does not authorize Debtor to sell, transfer or otherwise convey any of the foregoing property except finished goods intended for sale in the ordinary course of Debtor’s business or as otherwise provided herein.

(d) The term “Indebtedness” shall mean and refer to the Obligations, as such term is defined in the ARPA, including all renewals, extensions, modifications and rearrangements thereof.

(e) The term “Transaction Documents” shall have the meaning ascribed to it in the ARPA.

(f) The term “Obligated Party” shall mean any party other than Obligor, including, without limitation, Debtor and any guarantor, who secures, guarantees and/or is otherwise obligated to pay all or any portion of the Indebtedness.

(g) The term “Permitted Liens” shall mean and include all of the following: (i) liens of ad valorem taxing authorities upon the Collateral for indebtedness that is not yet due and payable; (ii) additional security interests and liens which are subordinate to the security interest of Secured Party and are consented to in writing by Secured Party, which consent may be withheld in its good faith business judgment; and (iii) security interests being terminated substantially concurrently with the execution of this Agreement.

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All words and phrases used herein which are expressly defined in Section 1.201 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201 or Chapter 9 of the Code.

2. Security Interest. Debtor grants to Secured Party, to secure the payment and performance in full of all of the Indebtedness, a security interest in and to and pledges and assigns to Secured Party the Collateral.

3. Representations and Warranties. In addition to any representations and warranties of Debtor set forth in the Transaction Documents, which are incorporated herein by this reference, Debtor hereby represents and warrants the following to Secured Party:

(a) Authority. The execution, delivery and performance of this Agreement and all of the other Transaction Documents by Debtor have been duly authorized by all necessary corporate action of Debtor, to the extent Debtor is a corporation, by all necessary partnership action, to the extent Debtor is a partnership, or by all necessary limited liability company action, to the extent Debtor is a limited liability company.

(b) Accuracy of Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Debtor with respect to the Collateral is true and correct. The exact legal name, social security number (if applicable), tax identification number, employee identification number and organization number of Debtor is correctly shown in the first paragraph hereof.

(c) Enforceability. This Agreement and the other Transaction Documents constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(d) Ownership and Liens. Debtor has good and marketable title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the Permitted Liens. No dispute, right of setoff, counterclaim or defense exists with respect to Debtor’s ownership of all or any material part of the Collateral. Debtor has not executed any other security agreement currently affecting the Collateral and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except (i) as may have been executed or filed in favor of Secured Party; (ii) financing statements or instruments relating to the Permitted Liens.

(e) No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Debtor, the grant of the security interest by Debtor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (A) any domestic or foreign law, statute, rule or regulation, (B) the articles or certificate of incorporation, charter, bylaws, partnership agreement, articles or certificate of organization, or regulations as the case may be, of Debtor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Debtor, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Debtor or of any person except as may be expressly contemplated in the Transaction Documents. Except as expressly contemplated in the Transaction Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or third party is required in connection with the grant by Debtor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.

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(f) Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance. This Agreement creates a legal, valid and binding security interest in favor of Secured Party in the Collateral securing the Indebtedness. To the extent permitted in the Code, possession by Secured Party of all certificates, instruments and cash constituting Collateral from time to time and/or the filing of the financing statements delivered prior hereto and/or concurrently herewith by Debtor to Secured Party will perfect and establish the first priority (except with respect to the Permitted Liens) of Secured Party’s security interest hereunder in the Collateral.

(g) Location/Identity. Debtor’s principal residence or place of business and chief executive office (as those terms are used in the Code), as the case may be is located at the address set forth on the first page hereof. Except as specified elsewhere herein, all Collateral and records concerning the Collateral shall be kept at such address or the addresses set forth on Exhibit A. Debtor’s organizational structure and state of organization (the “Organizational Information”) are as set forth on the first page hereof. Except as specified herein, the Organizational Information shall not change without at least thirty (30) days’ advance written notice to the Secured Party.

4. Affirmative Covenants. In addition to all covenants and agreements of Debtor set forth in the Transaction Documents, which are incorporated herein by this reference, Debtor will comply with the covenants contained in this Section 4 at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.

(a) Ownership and Liens. Debtor will maintain good and marketable title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the Permitted Liens and the security interest created by this Agreement and the security interests and other encumbrances expressly permitted herein or by the other Transaction Documents. Debtor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except with respect to the Permitted Liens or as may exist or as may have been filed in favor of Secured Party. Debtor will defend at its expense Secured Party’s right, title and security interest in and to the Collateral against the claims of any third party.

(b) Further Assurances. Debtor will from time to time at its expense promptly execute and deliver all further instruments and documents and take all further action necessary -or appropriate or that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing (if requested) and filing such financing or continuation statements, or amendments thereto; and (B) furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail satisfactory to Secured Party.

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(c) Inspection of Collateral. Debtor will keep adequate records concerning the Collateral and will permit Secured Party and all representatives and agents appointed by Secured Party to inspect any of the Collateral and the books and records of or relating to the Collateral at any time during normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information.

(d) Payment of Taxes. Debtor (i) will timely pay all property and other taxes, assessments and governmental charges or levies imposed upon the Collateral or any part thereof, (ii) will timely pay all lawful claims which, if unpaid, might become a lien or charge upon the Collateral or any part thereof, and (iii) will maintain appropriate accruals and reserves for all such liabilities in a timely fashion in accordance with generally accepted accounting principles. Debtor may, however, delay paying or discharging any such taxes, assessments, charges, claims or liabilities so long as the validity thereof is contested in good faith by proper proceedings and provided Debtor has set aside on Debtor’s books adequate reserves therefor; provided, however, Debtor understands and agrees that in the event of any such delay in payment or discharge and upon Secured Party’s written request, Debtor will establish with Secured Party an escrow acceptable to Secured Party adequate to cover the payment of such taxes, assessments and governmental charges with interest, costs and penalties and a reasonable additional sum to cover possible costs, interest and penalties (which escrow shall be returned to Debtor upon payment of such taxes, assessments, governmental charges, interests, costs and penalties or disbursed in accordance with the resolution of the contest to the claimant) or furnish Secured Party with an indemnity bond secured by a deposit in cash or other security acceptable to Secured Party. Notwithstanding any other provision contained in this Subsection, Secured Party may at its discretion exercise its rights under Subsection 6(c) at any time to pay such taxes, assessments, governmental charges, interest, costs and penalties.

(e) Mortgagee’s and Landlord’s Waivers. Debtor shall use reasonable efforts to cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver agreements satisfactory in form and substance to Secured Party by which such mortgagee or landlord waives or subordinates any rights it may have in the Collateral.

(f) Control Agreements. Debtor will cooperate with Secured Party in obtaining a control agreement in form and substance satisfactory to Secured Party with respect to Collateral consisting of:

(i) Letter-of-credit rights; and

(ii) Electronic chattel paper.

(g) Condition of Goods. Debtor will maintain, preserve, protect and keep all Collateral which constitutes goods in good condition, repair and working order and will cause such Collateral to be used and operated in good and workmanlike manner, in accordance with applicable laws and in a manner which will not make void or cancelable any insurance with respect to such Collateral. Debtor will promptly make or cause to be made all repairs, replacements and other improvements to or in connection with the Collateral which Secured Party may request from time to time.

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(h) Insurance. Debtor will, at its own expense, maintain insurance with respect to all Collateral which constitutes goods in such amounts, against such risks, in such form and with such insurers, as shall be reasonably satisfactory to Secured Party from time to time. If requested by Secured Party, each policy for property damage insurance shall provide for all losses to be paid directly to Secured Party. If requested by Secured Party, each policy of insurance maintained by Debtor shall (i) name Debtor and Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon Secured Party) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Secured Party notwithstanding any action, inaction or breach of representation or warranty by Debtor, (iii) provide that there shall be no recourse against Secured Party for payment of premiums or other amounts with respect thereto, and (iv) provide that at least thirty (30) days prior written notice of cancellation or of lapse shall be given to Secured Party by the insurer. Debtor will, if requested by Secured Party, deliver to Secured Party original or duplicate policies of such insurance and, as often as Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Debtor will also, at the request of Secured Party, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. All insurance payments in respect of loss of or damage to any Collateral shall be paid to Secured Party and applied as Secured Party in its sole discretion deems appropriate.

(i) Chattel Paper, Documents and Instruments. Debtor will take such action as may be requested by Secured Party in order to cause any chattel paper, documents or instruments to be valid and enforceable and will cause all chattel paper to have only one original counterpart. Upon request by Secured Party, Debtor will deliver to Secured Party all originals of chattel paper, documents or instruments and will mark all chattel paper with a legend indicating that such chattel paper is subject to the security interest granted hereunder.

(j) Accounts. Debtor’s affirmative duties with respect to the handling of Accounts, including both Purchased Accounts and Accounts constituting Collateral, are set forth in the ARPA, which is incorporated herein by reference, as supplemented by any relevant terms contained herein.

5. Negative Covenants. Debtor will comply with the covenants contained in this Section 5 at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.

(a) Transfer or Encumbrance. Debtor will not (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, other than in the ordinary course of business, with the prior written consent of Secured Party, not to be unreasonably withheld or delayed, (ii) grant a lien or security interest in or execute, authorize, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party, or (iii) deliver actual or constructive possession of any of the Collateral to any party other than Secured Party.

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(b) Impairment of Security Interest. Debtor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party’s security interest in any Collateral.

(c) Possession of Collateral. Debtor will not cause or permit the removal of any Collateral from its possession, control and risk of loss, nor will Debtor cause or permit the removal of any Collateral (or records concerning the Collateral) from the address on the first page hereof other than (i) as permitted by Subsection 5(a), or (ii) in connection with the possession of any Collateral by Secured Party or by its bailee. If any Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

(d) Goods. Debtor will not permit any Collateral which constitutes goods to at any time (i) be covered by any document except documents in the possession of the Secured Party, (ii) become so related to, attached to or used in connection with any particular real property so as to become a fixture upon such real property (unless such real property, or Debtor’s interest therein, also constitutes Collateral), or (iii) be installed in or affixed to other goods so as to become an accession to such other goods unless such other goods are subject to a perfected first priority (except with respect to the Permitted Liens) security interest under this Agreement.

(e) Compromise of Collateral. Debtor will not adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business; provided, however, this exception shall automatically terminate upon the occurrence of an Event of Default or upon Secured Party’s written request. Debtor shall provide to Secured Party such information concerning (i) any adjustment, settlement, compromise, amendment or modification of any Collateral, and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, as Secured Party may request from time to time.

(f) Financing Statement Filings. Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed in one or more of the following jurisdictions: the location of Debtor’s principal residence, the location of Debtor’s place of business, the location of Debtor’s chief executive office, or other such place as the Debtor may be “located” under the provisions of the Code; where Debtor maintains any Collateral, or has its records concerning any Collateral, as the case may be. Without limitation of any other covenant herein, Debtor will neither cause nor permit any change in the location of (i) any Collateral, (ii) any records concerning any Collateral, or (iii) Debtor’s principal residence, the location of Debtor’s place of business, or the location of Debtor’s chief executive office, as the case may be, to a jurisdiction other than as represented to Secured Party herein, nor will Debtor change its name or Organizational Information unless Debtor shall have notified Secured Party in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral. In any written notice furnished pursuant to this Subsection, Debtor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purpose of continuing perfection of Secured Party’s security interest in the Collateral.

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Without limiting Secured Party’s rights hereunder, Debtor authorizes Secured Party to file financing statements and amendments thereto under the provisions of the Code as amended from time to time.

(g) Marking of Chattel Paper. Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

6. Rights of Secured Party. Secured Party shall have the rights contained in this Section 6 at all times during the period of time this Agreement is effective.

(a) Financing Statements Filings. Debtor hereby authorizes Secured Party to file, without the signature of Debtor, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor further agrees that a carbon, photographic or other reproduction of this Security Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Secured Party may deem appropriate. Such financing statements may, among other things:

(i)

indicate the Collateral as “all assets” of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

(ii)

contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization, the state of organization and any organization identification number issued to the Debtor; and

(iii)	contain a notification that the Debtor has granted a negative pledge to the Secured Party, and that any subsequent lien or may be tortiously interfering with Secured Party’s rights;

(iv)	advises third parties that any contact with Debtor’s Account Debtors may be tortiously interfering with Secured Party’s collection rights.

(b) Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, to take any action and to execute any instrument which Secured Party may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to obtain and adjust insurance required by Secured Party hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any checks, drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection arid/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral.

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(c) Performance by Secured Party. If Debtor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

(d) Debtor’s Receipt of Proceeds. All amounts and proceeds (including instruments and writings) received by Debtor in respect of such accounts or general intangibles shall be received in trust for the benefit of Secured Party hereunder and shall be delivered to Secured Party in the time and manner provided in the ARPA.

(e) Notification of Account Debtors. Secured Party may at its discretion from time to time notify any or all obligors under any accounts or general intangibles (i) of Secured Party’s security interest in such accounts or general intangibles and direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party, and (ii) to verify the accounts or general intangibles with such obligors. Secured Party shall have the right, at the expense of Debtor, to enforce collection of any such accounts or general intangibles and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor. DEBTOR WAIVES, IN ADVANCE, ANY RIGHTS AND CLAIMS WHICH IT MAY HEREAFTER HAVE, OR HEREAFTER CLAIM TO HAVE, BASED IN ANY WAY UPON SUCH CONTACTS WITH AND/OR NOTIFICATIONS TO SUCH ACCOUNT DEBTORS, INCLUDING BUT NOT LIMITED TO CLAIMS FOR DISPARAGEMENT, INTERFERENCE WITH BUSINESS RELATIONSHIPS, OR ANY OTHER FORM OF DAMAGE TO THE DEBTOR OR ITS BUSINESS.

(f) Authorization to Deposit. Debtor authorizes Secured Party to accept, indorse and deposit on behalf of Debtor any checks tendered by an Account Debtor “in full payment” of its obligation to Debtor. Debtor shall not assert against Secured Party any claim arising therefrom, irrespective of whether such action by Secured Party effects an accord and satisfaction of Debtor’s claims, under §3-311 of the UCC, or otherwise.

(g) Offset Rights. The Secured Party shall have the right to offset from amounts received by Secured Party any amounts that the Secured Party believes that the Debtor owes the Secured Party. However, as to any Account proceeds that do not represent Purchased Accounts, and so long as Debtor is not in default, Secured Party shall be deemed to have received any such proceeds of Accounts as a pure pass-through for and on account of Debtor.

7. Events of Default. Each of the following constitutes an “Event of Default” under this Agreement:

(a) Default under ARPA. Any Event of Default as such term is defined in the ARPA; or

(b) Non-Performance of Covenants. The failure of Obligor or any Obligated Party to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein; provided, however, that the Obligor’s failure to observe any of the affirmative covenants set forth in Section 4 will not constitute an Event of Default unless and until Secured Party has notified Obligor of such failure, and Obligor has failed to take the required action within fifteen (15) business days from the date of such notice; or

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(c) Default Under other Transaction Documents. The occurrence of a default or default under any of the other Transaction Documents; or

(d) False Representation. Any representation contained herein or in any of the other Transaction Documents made by Obligor or any Obligated Party is false or misleading in any material respect; or

(e) Default to Third Party. The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Obligor or any Obligated Party to any third party under any agreement or undertaking; or

(f) Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action against Debtor; or

(g) Abandonment. Debtor abandons the Collateral or any portion thereof; or

(h) Action by Other Lienholder. The holder of any lien or security interest on any of the assets of Debtor, including without limitation, the Collateral (without hereby implying the consent of Secured Party to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

(i) Liquidation, Death and Related Events. If Obligor or any Obligated Party is an entity, the liquidation, dissolution, merger or consolidation of any such entity or, if Obligor or any Obligated Party is an individual, the death or legal incapacity of any such individual; or

(j) Insecurity. It shall appear at any time, after a reasonable investigation, that Secured Party’s security interest is not prior to all other security interests against the Collateral (other than Permitted Liens).

8. Remedies and Related Rights. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the other Transaction Documents or otherwise available to Secured Party, Secured Party may exercise one or more of the rights and remedies provided in this Section.

(a) Remedies. Secured Party may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Transaction Documents:

(i) exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral), including without limitation, under UCC section 9-607(a), which allows the secured party, upon default, to notify an account debtor or other person obligated on collateral to make payment or otherwise render performance to or for the benefit of the secured party;

(ii) require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Secured Party, assemble the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;

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(iii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iv) sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(v) buy the Collateral, or any portion thereof, at any public sale;

(vi) buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vii) apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

(viii) at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise, to the full extent permitted by the Code, Secured Party shall be permitted to elect whether such retention shall be in full or partial satisfaction of the Indebtedness.

In the event Secured Party shall elect to sell the Collateral, Secured Party may sell the Collateral without giving any warranties as and shall be permitted to specifically disclaim any warranties of title or the like. Further, if Secured Party sells any of the Collateral on credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the Indebtedness. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale. Debtor agrees that in the event Debtor or any Obligor is entitled to receive any notice under the Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at such party’s address set forth on the first page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Application of Proceeds. If any Event of Default shall have occurred, Secured Party may at its discretion apply or use any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Secured Party may elect:

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(i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Secured Party in connection with (A) the administration of the Transaction Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Secured Party hereunder;

(ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

(iii) to the satisfaction of the Indebtedness;

(iv) by holding such cash and proceeds as Collateral;

(v) to the payment of any other amounts required by applicable law (including without limitation, Section 9.615(a)(3) of the Code or any other applicable statutory provision); and

(vi) by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

(c) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Obligor and any party who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Transaction Documents, to the full extent permitted by the Code.

(d) Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. Debtor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party’s option.

(e) Other Recourse. Debtor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Transaction Documents, or pursue any other remedy available to Secured Party. Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Debtor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Debtor shall have no right of subrogation and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, and without notice or demand and without any reservation of rights against Debtor and without affecting Debtor’s liability hereunder or on the Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Transaction Documents executed by any third party, and (v) release or substitute any third party.

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9. Indemnity. Debtor hereby indemnifies and agrees to hold harmless Secured Party, and its officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Transaction Documents, the Indebtedness or the Collateral (including without limitation, the enforcement of the Transaction Documents and the defense of any Indemnified Person’s actions and/or inactions in connection with the Transaction Documents). The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity who is or has at any time been an Indemnified Person hereunder.

10. Miscellaneous.

(a) Entire Agreement. This Agreement contains the entire agreement of Secured Party and Debtor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Party shall continue in full force and effect to secure the Indebtedness unless Secured Party specifically releases its rights thereunder by separate release.

(b) Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Transaction Documents shall be valid or effective unless the same is authenticated by the party against whom it is sought to be enforced, except to the extent of amendments specifically permitted by the Code without authentication by the Debtor or Obligor.

(c) Actions by Secured Party. The lien, security interest and other security rights of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Party shall not release or impair the lien, security interest or other security rights of Secured Party hereunder or affect the obligations of Debtor hereunder.

(d) Waiver by Secured Party. Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Party may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Debtor in any case shall of itself entitle Debtor to any other or further notice or demand in similar or other circumstances.

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(e) Costs and Expenses. Debtor will upon demand pay to Secured Party the amount of any and all costs and expenses (including without limitation, attorneys’ fees and expenses), which Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (ii) the exercise or enforcement of any of the rights of Secured Party under the Transaction Documents, or (iii) the failure by Debtor to perform or observe any of the provisions hereof.

(f) RELEASE. DEBTOR HEREBY RELEASES AND DISCHARGES SECURED PARTY, ITS OFFICERS, EMPLOYEES AND DESIGNEES, FROM ANY LIABILITY ARISING FROM ANY ACTS UNDER THIS SECURITY AGREEMENT OR IN FURTHERANCE THEREOF WHETHER OF OMISSION OR COMMISSION, AND WHETHER BASED UPON ANY ERROR OF JUDGMENT OR MISTAKE OF LAW OR FACT, EXCEPT FOR MATTERS ARISING FROM SECURED PARTY’S GROSS NEGLIGENCE OR INTENTIONAL OR WILLFUL MISCONDUCT. IN NO EVENT WILL SECURED PARTY HAVE ANY LIABILITY TO DEBTOR FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DEBTOR RELEASES SECURED PARTY FROM ANY CLAIMS WHICH DEBTOR MAY NOW OR HEREAFTER HAVE ARISING OUT OF SECURED PARTY’S ENDORSEMENT AND DEPOSIT OF CHECKS ISSUED BY DEBTOR’S CUSTOMERS STATING THAT THEY WERE IN FULL PAYMENT OF AN ACCOUNT, BUT ISSUED FOR LESS THAN THE FULL AMOUNT WHICH MAY HAVE BEEN OWED ON THE ACCOUNT. FURTHER, THE SECURED PARTY SHALL HAVE NO LIABILITY TO THE SELLER FOR ANY MISTAKE IN ITS DEALINGS WITH ANY ACCOUNT DEBTORS OR IN THE APPLICATION OF ANY PAYMENT RECEIVED BY IT WITH RESPECT TO ANY ACCOUNT EXCEPT TO THE EXTENT OF THE AMOUNT OF THE MISAPPLICATION UNLESS BASED ON SECURED PARTY’S GROSS NEGLIGENCE OR INTENTIONAL WILLFUL MISCONDUCT. DEBTOR ACKNOWLEDGES THAT THIS PROVISION RELEASES SECURED PARTY FROM THE CONSEQUENCES OF ITS OWN FUTURE NEGLIGENCE.

(g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

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(h) Venue. This Agreement has been entered into in the county in Texas where Secured Party’s address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in Travis County, Texas.

(i) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

(j) No Obligation. Nothing contained herein shall be construed as an obligation on the part of Secured Party to extend or continue to extend credit to Obligor.

(k) Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement or the other Transaction Documents shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the first page hereof or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery, at the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

(l) Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Debtor and the heirs, executors, administrators, personal representatives, successors and assigns of Debtor, and (iii) shall inure to the benefit of Secured Party and its successors and assigns. Without limiting the generality of the foregoing, Secured Party may pledge, assign or otherwise transfer the Indebtedness and its rights under this Agreement and any of the other Transaction Documents to any other party. Debtor’s rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.

(m) Cumulative Rights. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Transaction Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

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(n) Conflicts with ARPA. To the extent that the ARPA, on the one hand, and this Security Agreement, on the other hand, address the same or similar covenants, representations, warranties, rights, remedies, or other subject matter, such documents shall be construed, if possible, in a manner by which all such covenants, representations, warranties, rights, remedies or other subject matter are independent of one another and each fully enforceable according to its own terms, it being the parties’ explicit intention that all rights and remedies of the parties described in the Transaction Documents shall be cumulative of one another. In the event that a harmonious construction of the documents is not reasonably possible, then this Security Agreement (including any provisions of the ARPA that are incorporated herein by reference) shall control solely with respect to the Collateral, and the ARPA shall control as to all other matters.

(o) Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

(p) Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

(q) Jury Trial Waiver. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

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EXECUTED as of the date first written above.

DEBTOR: Edible Garden AG Incorporated

By:	/s/ Michael C. James
Name:	Michael C. James
Title:	Chief Financial Officer
Date:	April 13, 2021

SECURED PARTY: Quasar Capital Partners, LLC

By:	/s/ Brian Center
Name:	Brian Center
Date:	April 13, 2021

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EXHIBIT A

LOCATIONS OF COLLATERAL

Address: 283 County Road 519
Belvidere, NJ 07823

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